UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2009

VIRNETX HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33852	77-0390628
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
5615 Scotts Valley Drive, Suite 110
Scotts Valley, CA 95066
(Address of principal executive offices and Zip Code)
(831) 438-8200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01. Regulation FD Disclosure.
VirnetX, Inc., the wholly-owned subsidiary of VirnetX Holding Corporation (the “Company”), has been awarded another U.S. patent, number 7,490,151, by the United States Patent and Trademark Office.  The new patent, titled “Establishment of a secure communication link based on a domain name service (DNS) request” describes a secure mechanism for communication over the Internet. In conjunction with the issuance of this patent, the Company will seek to commercialize its exclusive rights in the United States by establishing the secure domain name registry service for the Internet. Additional information about the patent can be found on www.uspto.gov.
The information in this report is being furnished to, not filed with, the Securities and Exchange Commission pursuant to Item 7.01 of Form 8-K. Accordingly, this information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.
Safe Harbor Statement
Statements in this report that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein include, without limitation, statements relating to the Company’s planned new secure domain name registry service offering. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “will seek to,” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject to all of the other risks and uncertainties that are described from time to time under the heading “Risk Factors” in the Company’s reports and registration statements filed with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2009	VIRNETX HOLDING CORPORATION
	By:	/s/ Kendall Larsen
	Name:	Kendall Larsen
	Title:	Chief Executive Officer